CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A Registration Statement for JohnsonFamily Funds, Inc.



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
February 20, 2001